UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 30, 2019

JAMES RIVER GROUP HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36777	98-0585280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	+1-441-278-4580

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0002 per share	JRVR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.
On July 31, 2019, James River Group Holdings, Ltd. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2019. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”).

The information in this Item 2.02 and in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act unless specifically stated by the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Director

On July 30, 2019, the Board of Directors (the “Board”) of the Company appointed Patricia H. Roberts as a Class I director of the Company. Ms. Roberts was also appointed to serve on the Compensation Committee of the Board. In connection with the appointment of Ms. Roberts as a director, the Board approved an increase in the size of the Board from 10 to 11 directors.

Ms. Roberts will be entitled to the compensation that the Company pays its other non-employee directors in the form of cash and equity. For more information on the compensation of the Company’s directors, please refer to the disclosure under the heading “Director Compensation Policy” in the Company’s definitive proxy statement for its 2019 Annual General Meeting of Shareholders, filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2019, which disclosure is incorporated herein by reference.

There are no arrangements or understandings between Ms. Roberts and any other person pursuant to which such individual was appointed as a director of the Company. Ms. Roberts is not a party to any current or proposed transaction with the Company requiring disclosure under Item 404(a) of Regulation S-K.

Management Changes

On July 30, 2019, the Board appointed J. Adam Abram as the Chief Executive Officer of the Company, with Robert P. Myron being appointed as President and Chief Operating Officer. Mr. Abram and Mr. Myron previously held these respective positions until January 1, 2018, when Mr. Abram retired and Mr. Myron was promoted to Chief Executive Officer. The change of positions, which will be effective August 5, 2019 (the “Effective Date”), is being made at the request of Mr. Myron due to ill health resulting from lingering effects from a case of Lyme disease.

In connection with Mr. Abram’s appointment as Chief Executive Officer, on July 31, 2019, Mr. Abram entered into an employment agreement (the “Abram Employment Agreement”) with the Company and its wholly-owned subsidiary, James River Group, Inc. providing for his service in such capacity and as the Company’s Executive Chairman of the Board (Mr. Abram has served as Non-Executive Chairman of the Board since his January 1, 2018 retirement). The Abram Employment Agreement provides for an initial two-year term, with automatic renewals after the initial term for additional 18-month periods, unless one of the parties gives notice to the other of non-renewal not less than 180 days prior to the end of any term. It also provides for Mr. Abram to receive an initial annual base salary of $850,000 per year and (ii) be eligible to receive an annual discretionary cash bonus, which will have a target amount equal to his annual base salary. For 2019, Mr. Abram’s cash bonus will be pro-rated for the period from the Effective Date through the end of the year. Additionally, the agreement provides that Mr. Abram is entitled to participate in the firm’s long-term incentive plan and will have a target fair market value for equity awards equal to his base salary. The Abram Employment Agreement provides for him to receive an initial award of restricted stock units (“RSUs”) on the Effective Date with a fair market value equal to his salary, which award shall be subject to a vesting in equal annual installments over a two-year period.

Pursuant to the Abram Employment Agreement, Mr. Abram is entitled to participate in all employee benefit plans and other fringe benefits or plans generally available to executive employees of the Company. Mr. Abram is also entitled to temporary housing or a customary housing allowance (the “Housing Benefit”) approved by the Board to the extent that he is required to provide services in Bermuda. Additionally, the Abram Employment Agreement provides that Mr. Abram is entitled to tax gross-up payments for any U.S. or Bermuda taxes resulting from the Housing Benefit or other Bermuda tax payments that he may be subject to with respect to any payments or benefits that he is entitled to in connection with his employment (the “Gross-up Payment”).

Pursuant to the terms of the Abram Employment Agreement, in the event that Mr. Abram’s employment is terminated without cause by the Company, by him for good reason (with the terms “cause” and “good reason” defined in the Abram Employment Agreement), or if the Company serves notice to Mr. Abram that it is not renewing the continuing term of his employment, then Mr. Abram will be entitled to receive, subject to execution and delivery by Mr. Abram to the Company of a general release, (i) $70,833.33 per month for a period of 36 months after the date of termination of Mr. Abram’s employment, which amount shall be paid in periodic installments in accordance with the Company’s normal payroll practices, (ii) any discretionary bonus that Mr. Abram is entitled to on the date his employment is terminated, which would be paid in a lump sum on the date the Company normally makes bonus payments, (iii) continuation of insurance coverage and other benefits he receives on the date of termination of his employment for a period of 12 months, and (iv) any accrued but unpaid Gross-up Payments; provided, that if Mr. Abram violates any of the confidentiality, non-compete and non-solicitation restrictions set forth in the Abram Employment Agreement during the 18 month period following the termination of his employment, then the benefits set forth in clauses (i), (ii) and (iii) shall cease and Mr. Abram will be obligated to promptly return any amount paid under such clauses.

In connection with Mr. Myron’s appointment as President and Chief Operating Officer, on July 31, 2019, Mr. Myron entered into an employment agreement with the Company, which modifies the terms of Mr. Myron’s existing employment agreement that was effective January 1, 2018 to: (i) reflect his modified title and responsibilities, (ii) adjust his annual base salary to $650,000 and (iii) provide that Mr. Myron be entitled to an equity award with a target fair market value equal to his base salary.

Additional information required by Items 401(b), (d), and (e) and Item 404(a) of Regulation S-K regarding Messrs. Abram and Myron is previously disclosed in the Company’s definitive proxy statement for its 2019 Annual General Meeting of Shareholders, filed with the SEC on April 2, 2019, which disclosure is incorporated herein by reference.

Item 8.01	Other Events.

On July 31, 2019, the Company announced that its Board of Directors declared a cash dividend of $0.30 per common share of the Company to be paid on September 30, 2019 to shareholders of record on September 16, 2019.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits
The following Exhibit is furnished as a part of this Form 8-K:

Exhibit No.	Description
99.1	Press Release of the Company dated July 31, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
JAMES RIVER GROUP HOLDINGS, LTD.
Dated: July 31, 2019
By: /s/ Sarah C. Doran
Sarah C. Doran
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company dated July 31, 2019